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                                                                    EXHIBIT 99.9



                      Brown, Wood, Ivey, Mitchell & Petty
                    One Liberty Plaza, New York, N.Y. 10006
                                 212-349-7500



JOSEPH W. ARMBRUST, JR.   PETER J. MICHEL               SAN FRANCISCO OFFICE
GEORGE B. BOYLE           HENRY F. MINNEROP                ALCOA BUILDING
E. MICHAEL BRADLEY        ROBERT L. MITCHELL              ONE MARITIME PLAZA
WILLIAM E. CARTER         RICHARD S. PETTY           SAN FRANCISCO, CALIF. 94111
WILLIAM R. CARTER         PAUL C. PRINGLE               TELEPHONE: 415-398-3909
RICHARD CONWAY CASEY      JOHN A. QUISENBERRY                    -----
PHILIP W. CLARK           JOHN C. RICHARDSON                 TELEX: 127324
KENNETH T. COTE           A. FRANCIS ROBINSON,JR.      CABLE ADDRESS: BROWOODLAW
THOMAS D. CREAN           RICHARD D. RUDDER
JOSEPH GUANDOLO           HOMER D. SCHAAF
ROGER J. HAWKE            NORMAN D. SLONAKER
J. COURTNEY IVEY          THOMAS R. SMITH, JR.
CHARLES J. JOHNSON, JR.   EDWARD P. TOLLEY, JR.
RALPH L. JONES            SEDGWICK A. WARD
GEORGE R. LASHNITS        KAREL WESTERLING
F. LEE LIEBOLT, JR.       HOWARD W. WHITAKER, JR.
JAMES B. MAY              MICHAEL G. WOLFSON
WALTER G. McNEIL



                                               September 8, 1977



CMA Money Trust
One Liberty Plaza
165 Broadway
New York, New York 10006

Gentlemen:

        We have acted as counsel for CMA Money Trust, a trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the organization of the Trust, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of 25,000,000 shares of its Shares of Beneficial Interest, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form S-5 (File No. 2-59311), as amended (the "Registration Statement").

        As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we





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have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable Shares of Beneficial Interest of the Trust.

        In rendering this opinion, we have relied as to all matters of Massachusetts law upon the opinion of Messrs. Gaston Snow & Ely Bartlett dated September 7, 1977 rendered to the Trust.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.


                                        Very truly yours,


                                        /s/ Brown, Wood, Ivey, Mitchell & Petty







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